Exhibit 99.1

Corporate Headquarters
9009 Carothers Parkway, Suite C-2
Franklin, Tennessee 37067

Investor Contacts:		Media Contact:
Ron Scarboro	Tripp Sullivan	Thomas Mitchell
Chief Financial Officer	Corporate Communications, Inc.	Director of Marketing
ronald.scarboro@medquist.com	tripp.sullivan@cci-ir.com	tmitchell@medquist.com
(615) 798-4350	(615) 324-7335	(615) 798-6630

MedQuist Holdings Adds Independent Director

FRANKLIN, Tenn., November 23, 2011 — MedQuist Holdings Inc. (NASDAQ: MEDH), (“the Company”) a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, today announced that its board of directors has elected Colin J. O’Brien to the board. Mr. O’Brien replaces Bob Aquilina, who recently voluntarily resigned from the board with the expressed purpose of enabling the number of independent directors to increase to five.

“Colin’s wide breadth of international executive and director experience, as well as specific knowledge of our industry as a result of his prior service on the MedQuist Inc. board of directors, make him a well-qualified addition to our board,” noted Vern Davenport, Chairman and Chief Executive Officer of MedQuist Holdings. “With his appointment, we also move closer toward achieving a majority of independent directors on our board.”

Mr. O’Brien served as a member of the MedQuist Inc. board of directors from September 2008 to March 2011 and served as a member of the MedQuist Inc. Audit Committee. Mr. O’Brien stepped down from the board of directors of MedQuist Inc., a subsidiary of the Company, in connection with MedQuist Inc.’s delisting from NASDAQ and deregistration from its reporting requirements with the U.S. Securities and Exchange Commission. Prior to retiring in 2001, Mr. O’Brien was employed in various positions with Xerox Corporation from 1992 to 2001, including vice president of Business Development and Systems Strategy, CEO of Xerox’s New Enterprise Board, and executive chairman of XESystems Inc., a subsidiary of Xerox. In 1986, Mr. O’Brien formed an investment company with E.M. Warburg Pincus & Co. Inc., making a number of acquisitions in defense electronics. Prior to that time, Mr. O’Brien served as chairman and chief executive of Times Fiber Communications Inc., a publicly traded company, and president of General Instrument’s cable television operations. Mr. O’Brien has held management positions with Union Carbide in both Canada and Europe, and has served on a number of public and private boards.

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Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

MEDH Adds Independent Director

November 23, 2011

“On behalf of the board, I’d like to thank Bob Aquilina for his over three years of service to MedQuist, including as Executive Chairman,” stated Mr. Davenport.

About MedQuist Holdings

MedQuist is a leading provider of clinical narrative capture services, Speech Understanding technology from M*Modal and clinical documentation workflow. MedQuist’s enterprise solutions – including mobile voice capture devices, speech recognition, Web-based workflow platforms and global network of medical editors – help healthcare facilities facilitate adoption of electronic health records (EHR), improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.medquist.com.

Forward-Looking Statements

Information provided and statements contained in this press release that are not purely historical, such as statements regarding the timing of the majority independence of the board of directors, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

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